Exhibit 10.36

STATE	OF ALABAMA )

JEFFERSON COUNTY )

TORCHMARK CORPORATION

NON-QUALIFIED STOCK OPTION

GRANT AGREEMENT

TORCHMARK CORPORATION, a corporation organized and existing under the laws of the state of Delaware (the “Company”) hereby awards [NAME] (the “Optionee”), the following non-qualified stock option (the “Option”) upon the terms and conditions hereinafter set forth.

AUTHORITY FOR GRANT

1. Stock Incentive Plan. The Option is awarded pursuant to the provisions of the Torchmark Corporation 2005 Incentive Plan (the “Plan”), and is subject to the terms and provisions of said Plan, as it may be from time to time amended. Capitalized terms used but not defined herein shall have the meaning given them in the Plan, which is incorporated by reference herein.

TERMS OF OPTION

2. Number of Shares. The Optionee is hereby granted an option to purchase from the Company 8,503 shares (the “Shares”) of the Company’s common capital stock.

3. Option Price Per Share. The option price for each Share subject to the Option shall be $[            ], the closing price of the Stock on the New York Stock Exchange Composite Tape on [Date], which is the “Grant Date”.

4. Option Period. The Option shall be and become first exercisable, cumulatively, as to 1/6 of the shares commencing on each of the first through sixth anniversaries of the Option Grant Date. This Agreement shall terminate on the date which is seven (7) years from the Option Grant Date, and the parties hereto shall have no further rights or obligation hereunder. For the purposes of this Agreement, “Option Period” shall mean the seven (7) year period commencing on the Grant Date.

5. Method of Exercise. The Option may be exercised to the extent then exercisable in whole or in part at any time during the Option Period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Compensation Committee of the Board of Directors of the Company (the “Committee”). Payment in full or in part may also be made in the form of unrestricted Stock already owned by the Optionee (based on the Fair Market Value of the Stock on the date the Option is exercised). The Optionee shall have the right to dividends or other rights of a stockholder with respect to the Shares subject to the Option when the Optionee has given written notice of exercise and has paid in full for such Shares.

6. Transferability of Options. The Option may be transferred by the Optionee to members of his or her Immediate Family (the children, grandchildren or spouse of the Optionee), to one or more trusts for the benefit of such Immediate Family members or to one or more partnerships where such Immediate Family members are the only partners if (i) the Optionee has received express written approval of such transfer from the Committee and (ii) the Optionee does not receive any consideration in any form whatsoever for said transfer. Except as provided in the foregoing sentence, the Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution.

TERMINATION OF OPTION

7. Accelerated Vesting. Notwithstanding paragraph 4 above, the Option shall become immediately exercisable and may thereafter be exercised until the expiration of the original term of the Option upon the first to occur of (i) the death of the Optionee, (ii) the Optionee obtaining Normal Retirement Age, (iii) the occurrence of a Change in Control, or (iv) the unanimous determination by the Committee that the Option shall become fully exercisable. In no event will retirement, other termination of employment or failure to be reelected as an officer of the Company or any Subsidiary thereof shorten the term of this Option.

GENERAL TERMS AND PROVISIONS

8. Shares Listed on the Exchange. The Shares for which the Option is hereby granted shall have been listed on the New York Stock Exchange at the time the Option is exercised.

9. Shares May Be Newly Issued or Purchased. The Shares to be delivered upon the exercise of the Option shall be made available, at the discretion of the Company, either from authorized but previously unissued Shares or from Shares held in the treasury of the Company.

10. Change in Corporate Structure Affecting Shares. In the event of any change in the number of issued Shares without new consideration to the Company such as by stock split, reorganization, exchange of shares, recapitalization, liquidation, combination, stock dividend, or other change in corporate structure affecting the Stock, on any distribution of cash or property which has a substantial impact on the value of issued Shares such adjustment shall be made in the number and price of Shares subject to the Option as may be determined to be appropriate by the Committee in its sole discretion so that the consideration payable to the Company and the value of the Option shall not be changed.

11. Certain Reorganizations. The Committee shall authorize the issuance, continuation or assumption of any outstanding portion of the Option or provide for other equitable adjustments to the Option after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation.

12. Payment of Taxes. The Optionee shall, no later than the date as of which the value of any portion of the Option first becomes includable in his/her gross income for Federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, state, local or FICA taxes of any kind required by law to be withheld with respect to the Option. The obligations of the Company under this Agreement shall be conditional on such payment or arrangements.

13. Headings. The headings contained herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

14. Notices. Any notices required by or permitted to be given to the Company under this Agreement shall be made in writing and addressed to the Secretary of the Company in care of the

Company’s Legal Department, 2001 Third Avenue South, Birmingham, Alabama 35233. Any such notice shall be deemed to have been given when received by the Company.

15. Effective Date of Stock Option. This Option has been executed this             day of             , 20__, effective as of this             day of             , 20__.

TORCHMARK CORPORATION

By:
Its Duly Authorized Officer

OPTIONEE

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